Exhibit 99.1

Murphy USA Inc. Announces CEO Transition and Reaffirms Capital Allocation Strategy

Appoints Mindy K. West as President and Chief Operating Officer Immediately; Ms. West will succeed Andrew Clyde Who is Set to Retire December 31, 2025 After 13 Years as Chief Executive Officer

EL DORADO, Arkansas, October 29, 2025 (BUSINESS WIRE) – The Murphy USA Inc. (NYSE: MUSA) Board of Directors announced today that Mindy K. West, currently Chief Operating Officer, will immediately be appointed to also serve as President, and will succeed Andrew Clyde as the Company’s President and Chief Executive Officer, effective January 1, 2026. Ms. West will also become a member of the Board of Directors on that date. Mr. Clyde will retire from the Board on December 31, 2025.

In addition, the Board also reaffirmed the key elements of its 50/50 long-term capital allocation strategy and approved the following key actions in support of that strategy. Both actions are designed to increase the value returned to shareholders and to ensure continuity of the strategy through Murphy USA’s CEO succession:

•The Board approved a new share repurchase program for up to $2 billion that will expire on December 31, 2030. This new authorization will commence upon the completion of the current $1.5 billion repurchase authorization, of which $337 million remains available.
•The Board of Directors also declared a quarterly cash dividend of $0.63 per Common share, $2.52 on an annualized basis, which is a 19% increase from the Q3 2025 dividend. The record date for this dividend will be November 10, 2025 and the payment date will be December 1, 2025.

Continuity of Leadership
Madison Murphy, Murphy USA’s Board Chairman, commented “On behalf of the Board, I am delighted to welcome Mindy as Murphy USA’s next President and CEO and as a member of our Board. Mindy’s proven leadership and deep expertise in our business and industry make her uniquely qualified to guide Murphy USA into its next chapter. We are confident in her ability to build on our strong foundation and drive continued success for our company and our shareholders.” Mr. Clyde, outgoing President and CEO, added “Our thoughtful succession planning has positioned Murphy USA for this leadership transition. Mindy has played a pivotal role in shaping our strategy and delivering results, and I am proud to support her as she leads the company forward. I am certain that under her leadership, Murphy USA will continue its tradition of growth, disciplined capital allocation, and significant value creation for all stakeholders.”

Ms. West joined Murphy Oil Corporation, Murphy USA’s former parent, in 1996 and held various positions across Finance, HR, and Planning. In 2013, in connection with the spin-off, Ms. West was named Executive Vice President, CFO & Treasurer of Murphy USA and in 2017, she added the Fuels leadership role. As part of the Board’s succession planning process, Ms. West was elevated to Chief Operating Officer in February 2024 and assumed responsibility for additional commercial and operating functions.

After retiring as Chief Executive Officer and a member of the Board, Mr. Clyde will remain with the Company as a non-executive advisor through February 2027, to help ensure a smooth and orderly transition of his responsibilities to Ms. West. Mr. Clyde joined Murphy USA ahead of the spin-off in 2013 following a successful 20-year career at Booz & Company where he served in various roles including North American Energy Practice Leader and Dallas office Managing Partner. During his tenure as CEO, Mr. Clyde led Murphy USA’s successful value-creation strategy and oversaw expansion of the business to 27 states and more than 1,770 locations.

Mr. Murphy noted, “Andrew Clyde is an icon in the industry and has driven unparalleled results since our spin in 2013. The Board extends its sincere gratitude to Andrew for his exceptional leadership. In addition to driving growth and results for Murphy USA, Andrew has built an exceptional leadership team and positioned Mindy for a strong and seamless transition.”

Continuity of Capital Allocation Strategy
To further support the shareholder distributions portion of Murphy USA’s capital allocation plan, the Board approved an increased share repurchase authorization and renewed Murphy USA’s policy of increasing its annual dividend pool by 10% for another 5 years. In addition, an incremental 10% will also be added to the pool for the next twelve months. Since inception, dividends per share have increased at a compounded annual growth rate (CAGR) of 20%. The Board believes this framework provides management the space needed to balance strategic priorities and shareholder returns over a 5-year horizon. Since the 2013 spinoff, the Company has repurchased over 29 million shares, or 63% of its original shares outstanding, at an average price of $139 per share.

In addition to these actions to strengthen distributions for the Company’s shareholders, the Board remains supportive of the ongoing commitment to continued growth through new-to-industry (NTI) locations and increased reinvestment opportunities to provide continued earnings and cash flow growth. The pipeline for NTI locations is robust and gives the Company confidence in its stated objective of opening 50 or more NTIs per year. This pipeline will also be supplemented with small real estate opportunities like our recent acquisition of four sites in the Denver market, which are expected to reopen as Murphy USA locations prior to year-end. Reinvestment opportunities remain plentiful whether through Raze & Rebuild (R&R), Remodel and other Programs, and management intends to increase the number of reinvestment locations beginning in 2026 to strengthen and reinvigorate our same store base. Incremental reinvestment capital is expected to be funded from tax benefits associated with bonus depreciation from the One Big Beautiful Bill.

The final element of the reaffirmed strategy is maintaining the Company’s conservative balance sheet. Through a combination of existing cash flows, recently refreshed credit facilities, reduced tax outlays, and existing options in the public debt markets, the Board and management expect to continue to maintain its conservative financial position, evidenced by targeting leverage under a 2.5x debt-to-earnings ratio long-term.

Share Repurchase Authorization
The timing and amount of any shares repurchased under the new share repurchase authority will be determined by the Company’s management based on its evaluation of market conditions and other factors. Repurchases under the new authority will only commence upon the exhaustion of Murphy USA’s current repurchase authority. Repurchases may be conducted through open market transactions, privately negotiated transactions, pursuant to accelerated share repurchase programs, or otherwise. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with the Company’s stock plans and for other corporate purposes.

About Murphy USA
Murphy USA (NYSE: MUSA) is a leading retailer of gasoline and convenience merchandise with more than 1,750 stores located primarily in the Southwest, Southeast, Midwest and Northeast United States. The Company and its team of over 17,000 employees serve an estimated two million customers each day through its network of retail gasoline and convenience stores in 27 states. The majority of Murphy USA's stores are located in close proximity to Walmart Supercenters, but we also operate standalone stores that market gasoline and other products under the Murphy USA, Murphy Express, and QuickChek brands. Murphy USA ranks 231 among Fortune 500 companies.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
This news release contains certain statements or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to our M&A activity, anticipated store openings and associated capital expenditures, fuel margins, merchandise margins, sales of RINs, trends in our operations, dividends, and share repurchases. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, manage disruptions in our supply chain and our ability to control costs; geopolitical events, such as evolving international trade policies and the imposition of reciprocal tariffs and the conflicts in the Middle East, that impact the supply and demand and price of crude oil; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic and any governmental response thereto; the impact of any systems failures, cybersecurity and/or security breaches of the company or its vendor partners, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; reduced demand for our products due to the implementation of more stringent fuel economy and greenhouse gas reduction requirements, or increasingly widespread adoption of electric vehicle technology; future nicotine or e-cigarette legislation and any other efforts that make purchasing nicotine products more costly or difficult could hurt our revenues and impact gross margins; our ability to successfully expand our food and beverage offerings; efficient and proper allocation of our capital resources, including the timing, declaration, amount and payment of any future dividends or levels of the Company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form 10-K and quarterly report on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact:
Christian Pikul – Vice President of Investor Relations and FP&A
Christian.Pikul@murphyusa.com